                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Delchamps, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Delchamps, Inc.
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - - --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                       (LOGO OF DELCHAMPS APPEARS HERE)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        to be held on November 10, 1994

                               ----------------

To the Shareholders of Delchamps, Inc.:

  The annual meeting of shareholders of Delchamps, Inc. (the "Company") will be held in the Alabama Ballroom of the Adam's Mark Riverview Plaza Hotel, 64 South Water Street, Mobile, Alabama, at 10:00 a.m., Central Daylight Time, on Thursday, November 10, 1994 for the purpose of considering and voting upon the following matters:

    1. The election of three directors for a three-year term expiring in 1997,

    2. A proposal to approve the Delchamps, Inc. Director Compensation Plan,

    3. A proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending July 1, 1995, and

    4. The transaction of such business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on September 29, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

  All shareholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of the Company at any time prior to the voting thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                             (SIGNATURE OF HEIDI E. FINCHEM
                                                      APPEARS HERE)

                                                    HEIDI E. FINCHEM
                                              Vice President and Secretary

Mobile, Alabama
October 10, 1994

DELCHAMPS, INC. . 305 DELCHAMPS DRIVE . P.O. BOX 1668 . MOBILE, ALA. 36633-1668 . (205) 433-0431

                                DELCHAMPS, INC.
                              305 DELCHAMPS DRIVE
                                 P.O. BOX 1668
                           MOBILE, ALABAMA 36633-1668

                                                                October 10, 1994
                               ----------------
                                PROXY STATEMENT
                               ----------------

  This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Delchamps, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on November 10, 1994 and at any adjournment thereof. It is anticipated that this proxy statement and the accompanying form of proxy will be mailed to shareholders commencing on or about October 10, 1994.

  Only shareholders of record at the close of business on September 29, 1994 are entitled to notice of and to vote at the annual meeting. On that date, the Company had outstanding 7,113,581 shares of Common Stock, each of which is entitled to one vote.

  A shareholder who has given a proxy may revoke it by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting.

  The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone and facsimile transmission, by directors, officers and regular employees of the Company who will not receive additional compensation therefor. Additionally, banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such institutions for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

GENERAL

  The Company's by-laws authorize the Board of Directors to fix the size of the Board. Pursuant thereto, the Board has fixed the number of directors at nine. The terms of two directors, J. Thomas Arendall, Jr. and E. E. Bishop, will expire at the 1994 Annual Meeting. Both of these directors are being nominated for re-election to the Board for a three-year term. A third director, Jesse A. Lewis, whose term would have expired at the 1994 annual meeting, resigned from the Board effective October 29, 1993. David W. Morrow is being nominated for election to the Board for the first time to fill the seat formerly held by Mr. Lewis. The terms of office of the other six directors will not expire until the 1995 or 1996 annual meetings. Accordingly, proxies cannot be voted for more than three persons. Unless authority to vote for the election of directors is withheld, all shares represented by the enclosed form of proxy will be voted in favor of the election of each of the three nominees listed below. Under the Company's by-laws, directors are elected by plurality vote. If any nominee becomes unavailable for election, proxies in the enclosed form will be voted for such person, if any, as may be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable. Under the Company's by-laws, a shareholder may nominate one or more persons for election as directors only if written notice of such shareholder's intent to make such nomination, together with certain other information, has been given to the Secretary of the Company at least 90 days in advance of the annual meeting. Because no shareholder has given such notice to the Secretary, no other nominations will be accepted at the 1994 annual meeting.

INFORMATION WITH RESPECT TO DIRECTORS

  Set forth below is information regarding the age and principal occupation or employment of each director. Unless otherwise indicated, each director has been engaged in the principal occupation shown for more than the past five years.

                                                             FIRST   NOMINATED
            NAME, AGE, PRINCIPAL OCCUPATION AND             ELECTED  FOR TERM
          DIRECTORSHIPS IN OTHER PUBLIC COMPANIES           DIRECTOR EXPIRING
          ---------------------------------------           -------- ---------
NOMINEES FOR ELECTION:
J. Thomas Arendall, Jr., 53(1)(2)(3).......................   1991     1997
 President Arendall and Associates, Inc. (professional and
 business services provider)
E. E. Bishop, 64(1)(2)4)...................................   1989     1997
 Chairman of the Board of Directors, Morrison Restaurants
 Inc. (cafeteria and specialty restaurant company);
 Director, Dravo Corp. (natural resources)
David W. Morrow, 63(5).....................................            1997
 Retired President and Chief Executive Officer of Pueblo
 International, Inc. (supermarket chain)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE THREE NOMINEES NAMED ABOVE.

                                                               FIRST   SERVING
             NAME, AGE, PRINCIPAL OCCUPATION AND              ELECTED    TERM
           DIRECTORSHIPS IN OTHER PUBLIC COMPANIES            DIRECTOR EXPIRING
           ---------------------------------------            -------- --------
OTHER DIRECTORS:
Carl F. Bailey, 63(1)(2)(6)..................................   1987     1996
 Retired President and Chief Executive Officer, South Central
 Bell Telephone Company, Retired Vice Chairman, BellSouth
 Telecommunications, Inc.
John A. Caddell, 64(1)(2)....................................   1977     1996
 President and Chief Executive Officer, Caddell Construction
 Company; Director, AmSouth Bank of Montgomery
James M. Cain, 61(1)(2)(7)...................................   1990     1995
 Retired Vice Chairman, Entergy Corporation (electric and gas utility holding company); Director, Whitney Holding
 Corporation (bank holding company)
William W. Crawford, 66(1)(2)(8).............................   1977     1995
 Retired Senior Vice President and Secretary, Kraft, Inc.
 (food, consumer and commercial products company)
Randy Delchamps, 51(1)(9)....................................   1978     1996
 Chairman of the Board of Directors, President and Chief
 Executive Officer of the Company; Director, South Trust Bank
 of Mobile
T. W. Mitchell, 65(1)(2).....................................   1992     1995
 Chairman of the Board of Directors, Stuart Construction
 Company, Inc.; Director South Trust Corporation (bank
 holding company)

- - - --------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

                                             (Notes continued on following page)

(3) Mr. Arendall has served as President of Arendall and Associates, Inc. since October 1992. From May 1992 until its incorporation in October 1992, Mr. Arendall was a partner of Arendall and Associates. Prior to May 1992 he was principally employed as President of Gulf Furniture Stores, Inc.
(4) Prior to June 1992, Mr. Bishop also served as Chief Executive Officer of Morrison Restaurants, Inc.
(5) Mr. Morrow served as President and Chief Operating Officer of Pueblo International, Inc. from 1983 until 1991. From 1991 until 1993, he served as Chairman and Chief Executive Officer and, from 1993 until his retirement in 1994, he served as President and Chief Executive Officer.
(6) In October, 1991, Mr. Bailey retired as President and Chief Executive Officer of South Central Bell Telephone Company and Vice Chairman of BellSouth Telecommunications, Inc.
(7) Mr. Cain retired September 1, 1993 as Vice Chairman of Entergy Corporation, a position he had held since February 1991. Prior to that time he was Chairman and Chief Executive Officer of Louisiana Power & Light Co. and New Orleans Public Service, Inc., both subsidiaries of Entergy.
(8) Prior to September 1988, Mr. Crawford also served as Kraft's general counsel. He retired from Kraft in December 1988.
(9) Mr. Delchamps was named to the position of Chairman of the Board of Directors and Chief Executive Officer in October 1989. From March, 1974 until June, 1987, he served as Vice President, Real Estate. He served as Vice President, Administration from June 1987 until his promotion to Executive Vice President and Chief Operations Officer in June 1988. In June 1989, he was named President, and he continues to serve in that position.

                               ----------------

  During the Company's last fiscal year the Board of Directors held four meetings. The Board of Directors has no Nominating Committee. The Board has a Compensation Committee and an Audit Committee. The Audit Committee met one time during the last fiscal year with the Company's internal auditor and with its independent public accountants to review their accounting, financial and audit reports and their recommendations for improvements in internal accounting controls. The Compensation Committee, which met three times during the last fiscal year, sets all officers' compensation and administers the Company's incentive compensation plans. No director attended fewer than 75% of the total number of meetings of the Board and the committees on which he served.

COMPENSATION OF DIRECTORS

  During the last fiscal year each director not otherwise employed by the Company received an annual retainer of $9,000 as well as a fee of $1,500 for each Board meeting attended and $650 for each committee meeting attended. During the last fiscal year, the Board considered an analysis of director compensation paid by similar sized companies and other grocery store chains prepared by an independent employee benefits consultant, which showed that the compensation paid to the Company's directors was well below the median. For that reason and in order to be able to continue to attract qualified Board members, the Board has increased the annual retainer to $16,000 for fiscal 1995 and future years. The fees paid for attendance at Board and committee meetings have not been changed.

             SECURITY HOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND
                           CERTAIN BENEFICIAL OWNERS

SECURITY HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the beneficial ownership of Common Stock of the Company by each director, by each nominee for director, by each executive officer for whom compensation information is disclosed under the heading "Summary of Executive Compensation" and by all directors and executive officers of the Company as a group, as of September 29, 1994, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. Unless otherwise indicated, the Common Stock shown is held with sole voting and investment power.

                                                      NUMBER OF       PERCENT
   NAME OF BENEFICIAL OWNER                            SHARES         OF CLASS
   ------------------------                           ---------       --------
   DIRECTORS
   J. Thomas Arendall, Jr............................       572            *
   Carl F. Bailey....................................     1,000            *
   E. E. Bishop......................................       500            *
   John A. Caddell...................................     2,824            *
   James M. Cain.....................................       600            *
   William W. Crawford...............................     5,004(1)         *
   Randy Delchamps...................................   192,227(2)       2.7%
   T. W. Mitchell....................................     3,000            *
   David W. Morrow...................................         0            *

  NAMED EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
   Larry S. Griffin..................................    10,526(3)(4)      *
   Donald A. Mathews.................................    11,000(5)         *
   James H. McDonald, Jr.............................     9,000(5)         *
   Hugh Van Hooser...................................     9,206(4)         *
   ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP...   329,166          4.6%
- - - --------
 *  Less than 1%.
(1) Includes 500 shares held of record by Mr. Crawford's wife.
(2) Includes 6,166 shares held of record by Mr. Delchamps' wife and 10,000 shares entitled to be acquired within 60 days upon the exercise of stock options.
(3) Includes 40 shares held of record by Mr. Griffin's wife.
(4) Includes 1,166 shares entitled to be acquired within 60 days upon the exercise of stock options.
(5) Includes 1,000 shares entitled to be acquired within 60 days upon the exercise of stock options.

SECURITY HOLDINGS OF CERTAIN BENEFICIAL OWNERS

  As of September 29, 1994, the following persons were known by the Company to own beneficially more than 5% of its outstanding Common Stock. The information set forth below is based upon information furnished by the persons listed.
Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.
                                                      NUMBER OF       PERCENT
   NAME AND ADDRESS                                    SHARES         OF CLASS
   ----------------                                   ---------       --------
   First Alabama Bank
   Trustee fbo Delchamps, Inc.
   Employee Stock Ownership Trust(1)................. 1,606,066        22.58%
    P.O. Box 2527
    Mobile, Alabama 36622
   GAMCO Investors, Inc., Gabelli Funds Inc.,
   Gabelli & Company, Inc., Mario J. Gabelli(2)......   968,878        13.62%
    One Corporate Center
    Rye, New York 10580-1434
   Southeastern Asset Management, Inc.(3)............   358,379         5.04%
    6075 Poplar Avenue
    Suite 900
    Memphis, Tennessee 38119

- - - --------
(1) Shares held by the trustee are voted according to the instructions of each participating employee to the extent of the number of shares allocated to his account on all matters submitted to a vote of shareholders. Unallocated shares are required to be voted as a block in the same manner as a majority of the allocated shares.
(2) As reported on Amendment No. 12 to Schedule 13D dated August 30, 1994 and filed with the Securities and Exchange Commission. A total of 118,900 of such shares are held with sole investment power only.
(3) As reported on Amendment No. 1 to Schedule 13G dated February 11, 1994 and filed with the Securities and Exchange Commission.

                    PROPOSAL TO APPROVE THE DELCHAMPS, INC.
                           DIRECTOR COMPENSATION PLAN


  Effective October 3, 1994, the Board of Directors approved the Director Compensation Plan (the "Plan") for non-employee directors of the Company (the "Outside Directors") subject to shareholder approval of the Plan at the 1994 annual meeting. A complete copy of the Plan is set forth as Appendix A to this proxy statement and the following description of the Plan is qualified in its entirety by reference to the terms of the Plan.

PURPOSE OF THE PLAN

  The purpose of the Plan is to encourage ownership of Common Stock by the Outside Directors, upon whose judgment and ability Delchamps depends for its long-term growth and development, and to provide a more effective and economic manner of compensating Outside Directors. The Plan will give Outside Directors an opportunity to receive their director compensation in Common Stock at a discount from its fair market value as an alternative to receipt of the compensation in cash. The Plan is intended to promote a close identity of interests among the Company, the Outside Directors and shareholders, and to provide a further means to attract and retain outstanding board members. In addition, the Plan will allow the Outside Directors to choose to defer their director compensation in order to assist them in their individual financial planning.

PRINCIPAL FEATURES OF THE PLAN

  General. The Plan will become effective on the date on which it is approved by the sharheolders and will remain in effect until terminated by the Board of Directors. All eight Outside Directors (all directors except Mr. Delchamps) will be eligible to participate in the Plan.

  The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Members of the Committee will be eligible to participate in the Plan. The Committee will have authority to interpret the Plan, adopt regulations relating to the Plan and take other action necessary for the administration of the Plan.


  The Board of Directors has the power to amend, modify or terminate the Plan at any time, except that shareholder approval of an amendment may be required if deemed to be necessary or advisable under securities, tax, or other applicable laws or regulations. However, no amendment, modification or termination of the Plan may adversely affect the rights of a participant with respect to shares of Common Stock to which the participant has previously become entitled or with respect to amounts previously credited to a deferred compensation account without such person's consent.

  Deferral of Compensation. The Plan permits Outside Directors to defer all or a portion of their annual retainer and/or any meeting fees (in 25% increments) to a deferred compensation account. Any portion of a director's compensation allocated to the purchase of Common Stock, as described below, may not be deferred. Deferred compensation accounts will be credited quarterly with an assumed rate of income equal to that paid on 90-day U.S. Treasury bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed following the earlier of (i) the date of the director's seventieth birthday or (ii) the date the director ceases to be a member of the Board. Each director is permitted to elect, at the time of the deferral election or modification, whether his or her deferred compensation account will be distributed in a lump sum on the date described in the preceding sentence or in a series of not more than five annual installments beginning on the date described in the preceding sentence. In the case of death, however, a lump sum distribution will be made.

  Stock Purchases. The Plan permits each Outside Director to elect that up to 100% (in 10% increments) of the annual retainer and meeting fees paid to him or her by the Company be allocated to the purchase of Common Stock at a discount from the current trading price.

  Stock purchase elections will not take effect until six months after the date the election is filed with the Committee. An Outside Director may revoke or modify his or her election to purchase Common Stock by filing a new election that will take effect with respect to director compensation paid six months or more after the modification or revocation is filed with the Committee. However, the Committee may allow a stock purchase election, or a modification or revocation of an election, to be effective on an earlier date, provided the stock purchase election, modification or revocation would not result in short-swing profit recovery pursuant to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16").

  A 10% discount from the current trading price of the Common Stock purchased is the maximum discount that may currently be offered to the Outside Directors, based on Securities and Exchange Commission interpretations of the short-swing trading liability rules under Section 16. Under recently proposed revisions to the Section 16 rules, there would no longer be a restriction on the discount offered on the Common Stock purchased. The Plan provides that at such time as the Section 16 rules are amended to so permit, the retainer and meeting fees could be used to purchase Common Stock at a 25% discount from the current trading price.

  Each Outside Director who has elected to purchase Common Stock under the Plan will be issued the number of shares of Common Stock equal to the amount of the compensation subject to the election, multiplied by 1.10 and divided by the fair market value of a share of Common Stock. For example, if a director's retainer for the year is $16,000 and that director has elected to allocate 50% of his retainer for the purchase of Common Stock and the fair market value of a share of Common Stock is $25, that director will be issued, at the time of payment of the annual retainer, 352 shares of Common Stock ($8,000 X 1.10 / $25). If the Section 16 rules are amended to permit the issuance of Common Stock through the Plan at a 25% discount from the fair market value, the Outside Director would receive 400 shares of Common Stock ($8,000 X 1.25 / $25). Common Stock so purchased may not be transferred within two years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless the Committee waives this restriction.

  A total of 100,000 shares of Common Stock has been reserved for issuance under the Plan (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock), which may be newly issued shares or treasury shares. The closing sale price of a share of Common Stock on the Nasdaq Stock Market on September 27, 1994 was $20.75.

TAX CONSEQUENCES

  Directors generally will not be taxed on compensation deferred under the Plan at the time it is deferred. To the extent that a director's compensation is deferred to that director's deferred compensation account, the director will recognize compensation taxable as ordinary income with respect to all compensation allocated to his or her deferred compensation account and all income credited thereto at the time it is paid or made available to him or her, and the Company will then be entitled to a corresponding deduction.

  To the extent that a director elects to purchase Common Stock, a director will recognize compensation taxable as ordinary income upon receipt of the Common Stock so issued in the amount of the fair market value of the stock received. The Company will be entitled to a deduction in a like amount for compensation paid to the director. A subsequent taxable disposition of the shares of Common Stock held as a capital asset will result in capital gain or loss measured by the difference between the fair market value of the Common Stock on the date of transfer and the amount realized upon the later disposition. Generally, the gain or loss will be long-term if such shares are held for more than one year.

VOTE REQUIRED

  Under the Company's By-law, the affirmative vote of the holders of a majority of the voting power present or represented at the annual meeting is required for the approval of the Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE DIRECTOR COMPENSATION PLAN.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

  The following table sets forth information with respect to compensation paid by the Company for services rendered in all capacities during the fiscal years ended June 27, 1992, July 3, 1993 and July 2, 1994 to the Chief Executive Officer and to each of the four other most highly compensated executive officers of the Company whose salary and bonus for the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                             ANNUAL COMPENSATION      COMPENSATION
                          ------------------------- ----------------
NAME AND PRINCIPAL                                  RESTRICTED STOCK    ALL OTHER
POSITION                  YEAR(1)  SALARY   BONUS      AWARDS(2)     COMPENSATION(3)
- - - ------------------        ------- -------- -------- ---------------- ---------------
Randy Delchamps, Chair-
 man....................   1994   $348,920       --        --            $4,905
 of the Board, President   1993    323,300 $201,739        --             5,106
 and Chief Executive Of-
  ficer                    1992    317,200       --        --             5,468
Larry S. Griffin, Vice..   1994    135,200       --        --             4,016
 President, Planning and   1993    132,500   57,876        --             2,956
 Development(4)            1992    130,000       --        --             3,992
James H. McDonald, Jr.,.   1994    111,800       --        --             3,122
 Vice President and        1993    106,795   35,319        --             2,382
 General Counsel           1992    104,780       --        --             3,044
Hugh Van Hooser, Senior.   1994    106,600       --        --             3,122
 Vice President, Retail    1993     99,558   43,487        --             2,220
 Operations                1992     97,680       --        --             2,999
Donald A. Mathews, Vice.   1994    106,600       --        --             2,903
 President, Distribution   1993    104,675   32,985        --             2,335
                           1992    102,700       --        --             2,952

- - - --------
(1) 1994 and 1992 were 52-week years. 1993 was a 53-week year.
(2) The executive officers included in the Summary Compensation Table were granted shares of restricted stock during the fiscal year ended July 1, 1989. These shares vest in 20% annual increments beginning the sixth year after grant. As of July 2, 1994, the value of the aggregate restricted stock holdings of the persons included in the table (calculated by multiplying the number of shares of restricted stock by the closing sale price of Common Stock on July 1, 1994) was as follows: Mr. Delchamps, $250,250; Mr. Griffin, $204,750; Mr. Van Hooser, $136,500; Mr. Mathews,
    $182,000; and Mr. McDonald, $182,000.
(3) Consists of Company contributions under the Employee Stock Ownership Plan.
(4) Mr. Griffin assumed his present position April 24, 1994. Prior to that time he was Senior Vice President, Merchandising.

                       OPTION GRANTS IN LAST FISCAL YEAR

                          INDIVIDUAL GRANTS
- - - ---------------------------------------------------------------------
                                                                      POTENTIAL REALIZED VALUE AT
                         NUMBER OF  PERCENTAGE OF                       ASSUMED ANNUAL RATES OF
                         SECURITIES TOTAL OPTIONS                      STOCK PRICE APPRECIATION
                         UNDERLYING  GRANTED TO                             FOR OPTION TERM
                          OPTIONS   EMPLOYEES IN  EXERCISE EXPIRATION ---------------------------
          NAME           GRANTED(1)  FISCAL YEAR   PRICE      DATE         5%           10%
          ----           ---------- ------------- -------- ---------- ---------------------------
Randy Delchamps.........   30,000       41.0%      $23.00   10/15/03      $433,937     $1,099,682
Larry S. Griffin........    3,500        4.8%       23.00   10/15/03        50,626        128,296
James H. McDonald, Jr...    3,000        4.1%       23.00   10/15/03        43,394        109,968
Hugh Van Hooser.........    3,500        4.8%       23.00   10/15/03        50,626        128,296
Donald A. Mathews.......    3,000        4.1%       23.00   10/15/03        43,394        109,968

- - - --------
(1) The options become exercisable in one-third annual increments, unless the Committee elects to accelerate exercisability. In addition, the options automatically become exercisable in the event of a change of control of the Company.

CHANGE OF CONTROL AGREEMENTS

  The Company has entered into change of control agreements with each of the executive officers named in the Summary Compensation Table. The purpose of the agreements is to diminish the inevitable distraction of executives by the personal economic concerns and anxieties that are created by the possibility, threat or occurrence of a change of control and, thereby, to encourage the continued dedication of the executives to advancing the Company's business interests during such periods of uncertainty.

  The agreements do not constitute employment contracts and only apply in circumstances following a change of control. The agreements provide that certain employment and severance arrangements become effective if a change of control, as defined in the agreements, occurs within three years from the date of the agreements, with automatic annual extensions unless terminated after notice by the Company.

  If a change of control occurs during the term of the agreements, the agreements provide for continued employment of the executives, in at least comparable positions with at least comparable compensation and benefits, for three years following the change of control. If the Company terminates an executive's employment during such three-year period other than for cause or disability or if the executive terminates employment for good reason, the executive is entitled to receive, in addition to other accrued amounts such as vacation pay, a lump sum in cash equal to three times his annual base salary and bonus. An executive who continues employment for one year after a change of control earns a special bonus equal to his annual salary and bonus. In addition, an executive who continues employment for such one-year period may terminate employment during the 30-day period immediately following without any reason and receive the same benefits as if he had terminated for good reason. The agreements further provide for payment to the executive of an amount equal to the excise tax, if any, payable by the executive on his severance benefits. Health and other welfare benefits continue, following termination, for the remainder of the three-year period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During the last fiscal year, all members of the Board of Directors of the Company, other than Randy Delchamps, served on the Compensation Committee. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or a member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

  The Company leases ten of its supermarkets under standard commercial leases from ten partnerships in which T. W. Mitchell, a director who serves on the Compensation Committee, owns general partnership interests ranging from 6.67% to 20%. Each of these leases has an initial term of 20 years and several renewal options. The Company paid an aggregate of $3,738,264 in rental payments to these ten partnerships during the fiscal year ended July 2, 1994.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Compensation Philosophy

  The Compensation Committee of the Board of Directors (the "Committee") is responsible for review and administration of the Company's executive compensation program. The Committee's strategy is to develop and implement an executive compensation program that allows the Company to attract and retain highly qualified persons to manage the Company in order to enhance shareholders' value. The objectives of this strategy are to provide a compensation package that permits the recognition of individual contributions and achievements as well as Company results. Within this strategy, the Committee considers it essential to the vitality of the Company to maintain levels of compensation opportunity that are competitive with similar companies in the grocery industry. The Committee recommends to the entire Board salary levels for the executive officers of the Company. The Committee also administers the Company's annual incentive plan and the 1993 Stock Incentive Plan. In its deliberations, the Committee takes into account the recommendations of appropriate Company officials and independent professional compensation consultants.

  Under the Omnibus Budget Reconciliation Act ("OBRA") enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total remuneration in excess of $1 million paid to certain executive officers in a single year. However, OBRA provides an exception for compensation that qualifies as "performance based." The Committee has not taken any action to qualify executive compensation as performance based because current executive compensation paid by the Company that would be included under the $1 million limit on deductible compensation is well below $1 million. The Committee may in the future take action to ensure that all executive compensation will remain deductible.

 Base Salaries

  Salaries for executive officers are based on evaluations of the executives' performance, their contributions to the performance of the Company, their responsibilities, experience and potential, and compensation practices for comparable positions at other companies in the grocery industry. The base salary opportunities are targeted at the 50th percentile of a large group of both public and private supermarket chains. The comparison group includes the companies that make up the Dow Jones Food Retailers Index but is weighted more heavily toward supermarket chains more similar in size to the Company. Incremental amounts may be earned above the 50th percentile for outstanding performance. Increases in base salary were recommended by the Committee in fiscal 1994 for the named executive officers other than the Chief Executive Officer that ranged from 4% to 9% in order to maintain salary levels at approximately the 50th percentile of the companies described above and to reward individual performance. For the same reasons the Committee also recommended to the Board a 10% increase in the salary of the Chief Executive Officer. The Board followed the Committee's recommendations.

 Annual Incentive Compensation

  Executive officers are eligible for annual incentive awards. These awards are not in addition to market level compensation but are designed to place a significant part of an executive's annual compensation at risk. The Chief Executive Officer's award is based on corporate performance measured against pre-tax profit objectives set by the Committee at the beginning of the year. Awards to other executive officers are based on the same corporate performance measure and on individual achievement of specified objectives established by the Chief Executive Officer at the beginning of the year. Targeted awards are a percentage of the executive officer's base salary ranging from 25% to 60% based on the officer's position and salary grade. Awards based on Company performance may range from 50% of target for exceeding a threshold profit level to a maximum award of 75% greater than target for achieving or exceeding a maximum pre-tax profit goal. At year-end, individual performance of the other executive officers is evaluated against pre-established objectives. The resulting performance evaluation produces a multiplier that may increase or decrease an executive's incentive compensation award by up to 15%. No bonuses were paid to executive officers for 1994 because the minimum pre-tax profit objectives set by the Committee were not achieved.

  The combination of base salary and an annual incentive award are intended to provide an executive the opportunity to earn total compensation slightly above the 50th percentile of the competitive marketplace if Company and individual goals are achieved.

 Long-Term Incentive Plan

  To be consistent with the Company's executive compensation philosophy, the Committee recommends that a significant portion of total executive compensation be tied directly to shareholders' results. Toward that end, the Board of Directors adopted the 1993 Stock Incentive Plan (the "Incentive Plan") and the Incentive Plan was approved by the Company's shareholders at last year's meeting. Stock options and other stock incentives are an integral part of the Company's executive compensation program in order to align the interests of the executive officers with the interests of the Company's shareholders. The Committee granted stock options to the Company's executive officers in fiscal 1994 and intends to grant stock options annually through the Incentive Plan to provide officers with the opportunity to buy and maintain an equity interest in the Company, thereby encouraging them to direct their efforts toward appreciation of the value of the Company's common shares. The number of options that a particular executive officer receives is based upon the officer's base salary and level of responsibility. The options granted have an exercise price equal to the fair market value of the shares on the grant date and, to encourage a long-term perspective, vest over three years and have a ten-year term. Stock option compensation bears a direct relationship to corporate performance in that, over the long term, share price appreciation depends upon corporate performance, and without share price appreciation the options are of no value.

  Submitted by the Compensation Committee of the Board of Directors.

       J. Thomas Arendall, Jr.                        James M. Cain
           Carl F. Bailey                          William W. Crawford
            E. E. Bishop                             T. W. Mitchell
           John A. Caddell

PERFORMANCE GRAPH

  The graph below compares the cumulative total shareholder return on Company Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Dow Jones Food Retailers Index, in each case assuming the investment of $100 on July 1, 1989 at closing prices on June 30, 1989 and the reinvestment of dividends. The Dow Jones Food Retailers Index consists of the following eleven companies and is published periodically in the Wall Street
Journal: Albertson's, Inc., American Stores Company, Bruno's, Inc., Fleming Companies Inc., Food Lion, Inc, Giant Food Inc., The Great Atlantic & Pacific Tea Company, Inc., The Kroger Company, SUPERVALU INC., The Vons Companies, Inc. and Winn-Dixie Stores, Inc.

                   COMPARISON OF DELCHAMPS, INC., S&P 500 AND
                         DOW JONES FOOD RETAILERS INDEX

                         [GRAPH APPEARS HERE]

                                                         Dow Jones
Measurement period                                     Food Retailers
(Fiscal year Covered)          Delchamps     S&P 500       Index
- - - ---------------------          ---------     -------   --------------
Measurement PT -
06/30/89                         $100         $100         $100

FYE 06/30/90                     $100.5       $116.49      $120.92
FYE 06/30/91                     $106.29      $125.1       $139.4
FYE 06/30/92                     $ 77.14      $141.8       $127.98
FYE 06/30/93                     $ 86.15      $161.22      $139.25
FYE 06/30/94                     $ 97.63      $163.49      $132.61

                              CERTAIN TRANSACTIONS

  Jesse A. Lewis, a former director of the Company, also served as Executive Vice President and Chief Operating Officer from July 3, 1993 until October 29, 1993. In connection with the termination of Mr. Lewis' employment with the Company, he received a severance payment of $106,672 payable over six months.

                      PROPOSAL TO RATIFY THE SELECTION OF
                              INDEPENDENT AUDITORS

  Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of KPMG Peat Marwick LLP ("Peat Marwick") as independent auditors of the Company for the fiscal year ending July 1, 1995, which selection will be submitted to the shareholders for ratification. Peat Marwick was initially engaged as the Company's independent auditors in connection with its initial public stock offering in late 1983 and has continued to serve in that capacity. If shareholders do not ratify the Board of Directors' selection of Peat Marwick by the affirmative vote of at least a majority of the shares of Common Stock represented at the meeting in person or by proxy, the selection of independent auditors will be reconsidered by the Board.

  Representatives of Peat Marwick are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will also be available at the meeting to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

  Any shareholder who desires to present a proposal qualified for inclusion in the Company's proxy materials for the 1995 annual meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than June 12, 1995.

QUORUM AND VOTING OF PROXIES

  The presence at the meeting, in person or by proxy, of the holders of a majority of the Common Stock of the Company entitled to vote is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote; however the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to approve the Plan and to ratify the appointment of auditors. Abstentions will have the effect of a vote against the proposal to approve the Plan and the proposal to ratify the appointment of auditors. If brokers do not receive voting instructions from beneficial owners, they may not exercise discretionary power to vote on the proposal to approve the Plan with respect to such shares (a "broker non-vote"). Under Alabama law, broker non-votes with respect to the proposal to approve the Plan will have no effect on the outcome of the proposal.

  The Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for consideration at the meeting. If any other matter should properly be so presented, it is intended that the proxies in the accompanying form will be voted on the matter in accordance with the judgment of the person or persons voting them.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                             (SIGNATURE OF HEIDI E. FINCHEM
                                                      APPEARS HERE)

                                                    HEIDI E. FINCHEM
                                              Vice President and Secretary

Mobile, Alabama
October 10, 1994

              YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE AND
               SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE
                        ACCOMPANYING POSTPAID ENVELOPE.

                                                                      APPENDIX A

                                DELCHAMPS, INC.

                           DIRECTOR COMPENSATION PLAN

  1. PURPOSE. The purpose of the Director Compensation Plan (the "Plan") of Delchamps, Inc. ("Delchamps"), an Alabama corporation, is to (a) provide an incentive to directors of Delchamps who are not also employees of Delchamps (the "Directors") to concentrate their efforts in a manner that will provide for the long-term growth and profitability of Delchamps; (b) encourage stock ownership by Directors in order to promote an identity of interests with Delchamps' shareholders; (c) provide a means of attracting and retaining qualified Directors; and (d) provide the Directors with an opportunity to defer their director compensation in order to assist in their individual financial planning.

  2. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on such date as it is approved by the shareholders of Delchamps and shall remain in effect until terminated by the Board of Directors of Delchamps (the "Board"). Elections under Sections 6 and 8 hereof may be made prior to the effective date of the Plan.

  3. STOCK SUBJECT TO THE PLAN. There are authorized for issuance and delivery under the Plan an aggregate of 100,000 shares of common stock, $.01 par value per share (the "Common Stock"), subject to adjustment as provided in Section 9 hereof. Such shares may be, in whole or in part, authorized but unissued shares, whether now or hereafter authorized, or issued shares that have been reacquired by Delchamps.

  4. PLAN ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors. The Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan. Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. The Plan shall be interpreted in view of the intention that the acquisition of shares of Common Stock through the Plan is intended to qualify as an exempt transaction under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act").

  5. ELIGIBILITY. Any member of the Board of Directors who is not an employee of Delchamps or a subsidiary of Delchamps may participate in the plan.

  6. DEFERRAL OF COMPENSATION.

    6.1 DEFERRAL ELECTIONS. Each Director may elect to defer his or her Retainer Compensation, Nonretainer Compensation that is not used to purchase Common Stock pursuant to Section 8 hereof or both, each in twenty-five percent increments, to his or her Deferred Compensation Account. An election to defer Compensation hereunder shall be made by means of a Deferral Election Form and shall be effective only with respect to Compensation earned on or after the date of the first annual meeting of shareholders of Delchamps following the receipt of the Deferral Election Form by the Committee. "Retainer Compensation" means the annual retainer fee payable to a Director by Delchamps, but shall not include any meeting fees or expense reimbursement paid to a Director. "Nonretainer Compensation" means the meeting fees paid to a Director by Delchamps, but does not include any Retainer Compensation or expense reimbursement paid to a Director. "Compensation" means Nonretainer Compensation and Retainer Compensation.

    6.2 REVOCATION OF ELECTIONS. A Director may revoke or modify an election made pursuant to Plan Section 6.1 with respect to deferrals of Compensation to be earned in the future as of the date of the first annual meeting of shareholders of Delchamps following receipt of the written revocation or modification by the Committee and subject to such other rules as may be established by the Committee.

  7. DEFERRED COMPENSATION ACCOUNTS.

    7.1 ESTABLISHMENT OF ACCOUNTS. A Deferred Compensation Account shall be established for each Director who executes a Deferral Election Form.

    7.2 CREDITING OF DEFERRALS. A Director's Deferred Compensation Account shall be credited with that portion of the Director's Compensation that the Director has elected to defer to his or her Deferred Compensation Account pursuant to Plan Section 6.1 as of the date such Compensation would otherwise have been paid to the Director.

    7.3 CREDITING INCOME. Each Deferred Compensation Account shall be credited as of the last day of each fiscal quarter of Delchamps with an assumed rate of income equal to the then prevailing rate payable with respect to 90 day U.S. Treasury Bills, based on the weighted average balance of such account during such fiscal quarter.

    7.4 DISTRIBUTION OF ACCOUNTS. Amounts credited to a Director's Deferred Compensation Account shall be distributed in either a single lump sum or annual installments (not to exceed five) as designated by the Director in his or her applicable Deferral Election Form. Distribution of a Deferred Compensation Account shall be made (in the case of a lump sum payment) or commence (in the case of installment payments) upon the January 15 or July 15 following the Director's seventieth birthday, or, if earlier, the January 15 or July 15 following the date the Director ceases to be a member of the Board of Directors, other than as a result of death. However, if the Director elects in his or her Deferral Election Form, the distribution (in the case of a lump sum payment) or the commencement of the distribution (in the case of installment payments) of the Director's Deferred Compensation Account shall occur on any subsequent January 15 or July 15. If a Director elects to have his or her Deferred Compensation Account distributed in installments, the amount of the first installment shall be a fraction of the value of the Director's Deferred Compensation Account, the numerator of which is one and denominator of which is the total number of installments elected, and the amount of each subsequent installment shall be a fraction of the value (including income credited pursuant to Section 7.3) on the date preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

    7.5 DISTRIBUTION UPON DEATH. In the event of the death of a Director prior to the distribution of his or her Deferred Compensation Account in full, the value of such Deferred Compensation Account shall be determined as of the day immediately following the Director's death and such amount shall be distributed in a single lump sum payment to the Director's estate as soon as administratively feasible thereafter.

    7.6 STATEMENT OF ACCOUNT. At least once per year, each Director who has executed a Deferral Election Form shall be provided with a statement of his or her Deferred Compensation Account.

    7.7 DIRECTOR'S RIGHTS UNSECURED. The right of any Director to receive future distributions under the provisions of this Section 7 shall constitute an unsecured claim against the general assets of the Company.

  8. STOCK PURCHASES.

    8.1 Each Director may make a stock purchase election directing that up to one hundred percent of his or her Retainer Compensation, in ten percent increments, be allocated to the purchase of Common Stock on his or her behalf. At such time as the rules under Section 16 of the Exchange Act are amended to permit a Director to elect to utilize both Retainer Compensation and Nonretainer Compensation to purchase shares of Common Stock and still qualify as a disinterested person for the purpose of administering other employee benefit plans of Delchamps, then, if so elected by the Director, all or a portion of Nonretainer Compensation may also be utilized to purchase Common Stock on the terms described in this Section 8.

    8.2 A stock purchase election will be effective on the first date that Compensation subject to the election is paid that is at least six months after the date the Stock Purchase Election Form is filed with the Committee in the manner required by the Committee. Stock purchase elections may be revoked or modified effective on the first date that Compensation is paid that is at least six months following the date the revocation or modified election is filed with the Committee in the manner required by the Committee. Notwithstanding the preceding, a stock purchase election, or a modification or revocation of a stock purchase election, may be given effect on an earlier date, if the Committee, in its sole discretion, permits, provided the Committee is satisfied such election, modification or revocation would not trigger the recovery of short-swing profits under Section 16 of the Exchange Act.

    8.3 NUMBER OF SHARES ISSUED. If a Director has timely submitted a satisfactory Stock Purchase Election Form, the Director shall be issued a number of shares of Common Stock equal to the amount, if any, of the Director's Compensation allocated to the purchase of Common Stock, multiplied by 1.10 and divided by the Fair Market Value of a share of Common Stock as of the issue date. A Director who timely submits a satisfactory Stock Purchase Election Form shall be issued a number of shares of Common Stock, multiplied by 1.25 rather than 1.10 and divided by the Fair Market Value of a share of Common Stock as of the issue date, at such time as the rules under Section 16 of the Exchange Act are amended to allow a Director to receive such amount of Common Stock in lieu of cash Compensation and continue to qualify as a disinterested person for the purpose of administering other employee benefit plans of Delchamps. Any Common Stock issued to a Director pursuant to this Section 8.3 may not be transferred within two (2) years of the date of purchase, except in the event of death, disability (as described in Section 22(e) of the Internal Revenue Code of 1986, as amended), retirement on or after age 70 or unless the Committee waives this restriction. "Fair Market Value" with regard to a date means the closing price of the Common Stock on the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by any other automated quotation system or national securities exchange selected by the Committee that reports closing sale prices for the Common Stock or on which the shares of Common Stock are then actively traded).

  9. CHANGES IN CAPITALIZATION. If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or other property (other than ordinary dividends) are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of Delchamps, reorganization, recapitalization, reclassification, dividend, stock split, spin-off, split-off or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares reserved for issuance under the Plan.

  10. NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan nor any action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that Delchamps will retain a participant as a Director for any period of time, or at any particular rate of compensation.

  11. AMENDMENT, MODIFICATION, AND TERMINATION. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that the Board of Directors shall condition any amendments on the approval of shareholders if such approval is necessary or advisable with respect to securities, tax or other applicable law. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to shares of Common Stock to which he or she became entitled prior to such amendment, modification or termination or with respect to amounts that have been credited to a Deferred Compensation Account.

  12. SHAREHOLDER APPROVAL. The Plan shall be submitted to the shareholders of Delchamps for their approval at the 1994 Annual Meeting of Shareholders. If such approval is not obtained, no shares of Common Stock may be purchased by Directors through the Plan.

  13. RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS. Each share of Common Stock purchased through the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the purchase or delivery of shares thereunder, the delivery of any or all shares may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable hereunder, the Director shall as a condition to any delivery of Common Stock hereunder, represent, in writing, that the shares received are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless Delchamps shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1993 and any applicable state securities laws. Delchamps shall include on certificates representing shares delivered pursuant to the Plan such legends referring to the foregoing representations or restrictions and any other applicable restrictions on resale as the Committee, in its discretion, shall deem appropriate.

  14. NON-ALIENATION OF BENEFITS. Other than with regard to the death of a Director, no benefit shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Director, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Director.

  15. CHOICE OF LAW. The laws of the State of Alabama shall govern the Plan, to the extent not preempted by federal law.

                                          DELCHAMPS, INC.

                                          By:
                                             ----------------------------------

                                          Title:
                                                -------------------------------

ATTEST:

- - - -------------------------------------
Secretary

          [CORPORATE SEAL]

                                     PROXY
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                DELCHAMPS, INC.

  The undersigned hereby appoints Randy Delchamps and James H. McDonald, Jr., or any one of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Delchamps, Inc. (the "Company") held of record by the undersigned on September 29, 1994, at the annual meeting of shareholders to be held on November 10, 1994, or at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.Election of Directors.
  FOR [_]                              WITHHOLD AUTHORITY [_]
  all nominees listed below (except    to vote for all nominees listed below
  as marked to the contrary below)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
             J. Thomas Arendall, Jr.     E. E. Bishop     David W. Morrow

2. Proposal to approve the Delchamps, Inc. Director Compensation Plan.
             FOR [_]         AGAINST [_]           ABSTAIN [_]

3. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending July 1, 1995.
             FOR [_]         AGAINST [_]           ABSTAIN [_]


  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE INDIVIDUALS DESIGNATED AS PROXIES ON THE REVERSE SIDE HEREOF ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date: _________, 1994

                              ----------------------------------------------
                                        Signature of Shareholder

                              ----------------------------------------------
                                        Signature if held jointly

                                Please sign exactly as name appears on the
                              certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                              VOTING INSTRUCTIONS

  The undersigned hereby instructs First Alabama Bank, as trustee of the Delchamps, Inc. Employee Stock Ownership Trust, to vote in the manner designated below all shares of Delchamps, Inc. Common Stock held by such Trust for the account of the undersigned on September 29, 1994, at the annual meeting of shareholders to be held on November 10, 1994, or at any adjournment thereof.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1.Election of Directors.
  FOR [_]                              WITHHOLD AUTHORITY [_]
  all nominees listed below (except    to vote for all nominees listed below
  as marked to the contrary below)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

            J. Thomas Arendall, Jr.   E. E. Bishop   David W. Morrow

2. Proposal to approve the Delchamps, Inc. Director Compensation Plan.

            FOR [_]             AGAINST [_]         ABSTAIN [_]

3. Proposal to ratify the selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending July 1, 1995.

            FOR [_]             AGAINST [_]         ABSTAIN [_]


  UPON RECEIPT OF THESE INSTRUCTIONS PROPERLY EXECUTED, THE SHARES HELD FOR THE ACCOUNT OF THE UNDERSIGNED WILL BE VOTED IN THE MANNER DIRECTED. IF THESE INSTRUCTIONS ARE PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE TRUSTEE IS AUTHORIZED TO VOTE ALL SHARES HELD BY IT IN ITS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date: ________, 1994

                              ----------------------------------------------
                                        Signature of Participant

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                                           Name: Please Print


    PLEASE MARK, SIGN, DATE AND RETURN THESE INSTRUCTIONS PROMPTLY USING THE
                               ENCLOSED ENVELOPE.